Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

May 30, 2012

Ipath Exchange Traded Notes iPath Exchange Traded Notes (ETNs) iPath Commodity ETNs Barclays

iPath Exchange Traded Notes

About iPath ETNs

Barclays

iPath Exchange Traded Notes Barclays

What are iPath Exchange Traded Notes (ETNs)? Defining iPath ETNs Senior, unsecured debt securities Issued by Barclays Bank PLC Have a maturity date Linked to the performance of an index, less fees Offer no principal protection ETNs are linked to the return of an index, less fees Unlike ETFs, no underlying assets are held No tracking error to linked index1 Provide access to hard-to-reach assets or strategies 1. Tracking error refers to the under/over performance differential of an ETN versus its benchmark index over a given time period, after accounting for the ETN’s fees and costs. One cannot invest directly in an index. Page 3

iPath Exchange Traded Notes Barclays

iPath ETN Return Components ETN Return Index Return Fees/Costs Page 4

iPath Exchange Traded Notes Barclays

iPath ETNs: Familiar Features, Unique Benefits Differences and Similarities between ETNs and Exchange Traded Funds (ETFs) Both ETNs and ETFs provide investors with access to the returns of various market benchmarks. However, ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities ETNs ETFs Liquidity Daily on exchange Daily on exchange Registration Securities Act of 1933 Investment Company Act of 1940 Recourse Issuer credit Portfolio of securities Principal Risk Market and Issuer Risk Market Risk Institutional size redemption Daily to the issuer Daily via custodian Short sales* Yes, on an uptick or a downtick Yes, on an uptick or a downtick * With short sales, an investor faces the potential for unlimited losses as the security’s price rises. Page 5

iPath Exchange Traded Notes Barclays

What is iPath? iPath: An offering that stands apart from the crowd First offering of exchange traded notes (ETNs) in the US Began trading in 2006 Largest suite of ETNs in the US offered by one issuer Broad array of exposures, spanning from volatility to fixed income Credit issuer risk iPath ETNs are debt securities issued by Barclays Bank PLC and payments on the ETNs are subject to the creditworthiness of Barclays Bank PLC Daily Redemption On a daily basis, blocks1 of shares can be redeemed at Closing Indicative Note Value of the relevant valuation date2 1. Blocks of 25,000 or 50,000, depending on the product. 2. Subject to certain terms and conditions, see the applicable prospectus for details. Page 6

iPath Exchange Traded Notes Barclays

iPath ETNs are issued by Barclays Bank PLC Barclays Bank PLC is the issuer of iPath ETNs One of the largest financial services companies in the world with over 300 years of history and expertise in banking A major global financial services provider engaged in – Retail banking – Credit cards – Corporate and investment banking – Wealth management Operating in over 50 countries and employs approximately 145,000 people Barclays Capital Inc. acts as the issuer’s agent in connection with the distribution of iPath ETNs iPath ETNs are backed by the credit of Barclays Bank PLC1 Ratings for Barclays Bank PLC long-term, senior unsecured debt – A+ by S&P – Aa3 by Moody’s Investors Service, Inc. 1. The iPath ETNs are not rated, but are backed by the credit of Barclays Bank PLC. Credit ratings relate solely to the issuer, Barclays Bank PLC, and not to the ETNs. A security rating is not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of any other rating. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs. Page 7

iPath Exchange Traded Notes Barclays

iPath ETN Product Suite Principal Amount Outstanding ($M) Number of Products Commodities DJ-UBS Indices S&P GSCI Indices Pure Beta Indices Seasonal Natural Gas Index Equity Volatility Buy-Write India Inverse/Leveraged Fixed Income Currency / Other Total 40 19 2 18 1 18 6 1 1 10 10 8 76 4,243 3,311 842 87 2 2,936 2,342 12 529 54 229 69 7,477 Source: BlackRock, Inc., as of 03/30/11. Page 8

iPath Exchange Traded Notes Barclays

iPath ETN Features Potential Benefits Access to hard-to-obtain assets or strategies Operationally efficient Listed on NYSE Arca and other exchanges No tracking error Unique Access Commodities Currencies Equities Key Considerations Market Risk: ETNs are not principal protected1 Liquidity Risk2 Issuer Credit Risk3 Fixed Income Alternatives Strategies 1. The return of an ETN is linked to the performance of an index, less fees and applicable costs. The index may rise or fall depending on market conditions, affecting the value of the investment return. Investors may lose some or all of their investment in the ETN. 2. As an exchange-traded product, an ETN can be bought and sold daily on an exchange during normal US market hours. Investors may be exposed to risk overnight and during other non-trading hours. Additionally, investors may be exposed to risk when the ETN is trading but the market on which the underlying index is based is closed. 3. Investors are exposed to issuer credit risk when investing in any debt security, including ETNs. It is possible that an issuer may not be able to meet its obligations on the ETNs as they become due. Page 9

iPath Exchange Traded Notes Barclays

Trading iPath ETNs Investor can trade iPath ETNs in three ways ETN Investor Intermediary Intermediary Exchange Barclays Bank PLC Hold Until Maturity Buy/sell at market price during market hours Create/Redeem directly to Barclays Bank PLC* Buy and hold until maturity * Typically in amounts of 25,000 or 50,000 units per redemption (a redemption charge may apply). See relevant prospectus for procedures and applicable minimum amount. Page 10

iPath Exchange Traded Notes Barclays

Taxation Type Treatment At Maturity Recognition Of Current Income Alternatives Capital Gains No Buy-Write Capital Gains No Commodities Capital Gains No Equity Capital Gains No Fixed Income Capital Gains No Leveraged Capital Gains No Currency Exchange Rate Ordinary Income Yes Global Emerging Markets Strategy (GEMS) Ordinary Income Yes Carry Trade Ordinary Income No Page 11

iPath Exchange Traded Notes Barclays

iPath Commodity ETNs

iPath Exchange Traded Notes Barclays

Why Commodities? Real assets vs. financial assets Goods used in the first part of a manufacturing process Commodities as an asset class Portfolio diversifier Potential to enhance portfolio risk-adjusted return Potential inflation hedge Diversification may not protect against market risk. Page 13

iPath Exchange Traded Notes Barclays

Traditional Commodity Indices S&P GSCI Commodity Indices Dow Jones-UBS Commodity IndexesSM Major commodity index providers offer broad, sector, sub-sector, and individual commodity indices S&P GSCI is a trademark of Standard and Poor’s Financial Services LLC. DJ-UBSCISM is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC. Page 14

iPath Exchange Traded Notes Barclays

Portfolio diversification Dow Jones-UBS Commodity Index Total ReturnSM S&P GSCI Total Return Index Correlations1 S&P 500 Index 0.44 0.42 MSCI EAFE Index 0.58 0.53 MSCI EM Index 0.59 0.55 Barclays US Aggregate Index -0.11 -0.12 Annualized Standard Deviation2 20.5% 26.9% Annualized returns 1.70% -0.29% Source: Bloomberg, 12/31/04–03/30/12, based on weekly returns. 1. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. 2. Standard deviation is a measure of variability from the expected value. Annualized Standard Deviation is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Standard Deviation is based on historical data, it may not predict variability on annualized performance of the ETNs in the future. Diversification may not protect against market risk. Page 15

iPath Exchange Traded Notes Barclays

Commodity Sub-Index Annual Returns Ranked in order of performance 2006 2007 2008 2009 2010 2011 Industrial Metals 72.35% Grains 42.07% Precious Metals -4.06% Industrial Metals 79.98% Softs 59.90% Precious Metals 4.56% Precious Metals 27.11% Agriculture 29.89% Grains -26.32% Softs 44.24% Precious Metals 42.66% Livestock -2.30% Grains 23.61% Precious Metals 25.95% Agriculture -27.47% Precious Metals 29.20% Agriculture 38.49% Softs -13.97% Agriculture 14.25% Energy 20.69% Livestock -28.40% Agriculture 13.72% Grains 30.28% Agriculture -14.35% Livestock -6.12% Softs -3.45% Softs -28.43% Grains -1.65% Industrial Metals 16.24% Grains -14.41% Softs -11.97% Industrial Metals -9.86% Energy -47.33% Energy -5.30% Livestock 9.27% Energy -15.97% Energy -41.41% Livestock -10.67% Industrial Metals -48.27% Livestock -15.07% Energy -10.55% Industrial Metals -24.23% Source: Bloomberg, 12/31/05–12/30/11. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results. For current Index and iPath ETN performance, go to www.iPathETN.com. Page 16

iPath Exchange Traded Notes Barclays

Commodity Exposure Access Vehicles Access vehicle Potential benefits Challenges Physical commodity Pure exposure Buy/sell at spot price Delivery, storage, spoilage Impractical for some Futures or derivatives No delivery, storage, spoilage issues Liquid access in many cases Futures prices differ from spot prices and may be subject to roll cost Predominantly limited to institutional investors Commodity Pool Operator (CPO) and Commodity Trading Advisor (CTA) accounts May employ strategies that seek to deliver enhanced returns Generally invest in futures and subject to spot price deviations Tend to be niche and categorized as trend followers Typically charge high fees Require disclosure documentation Limited liquidity Hedge funds May employ strategies that seek to deliver enhanced returns Generally invest in futures and subject to price differences versus spot Many have higher fees and counterparty risk compared to futures investments High cost High investment minimum Limited transparency Limited liquidity Mutual funds Lower costs Lower investment minimums than futures or derivatives Generally invest in equities with exposure to commodities or commodities futures Many have higher fees and counterparty risk compared to futures investments Limited transparency No intraday liquidity Differing objectives and underlying holdings Exchange traded products (trusts, ETNs, MLPs) Lower costs Liquid access (as long as listed on an exchange) Transparency Liquidity subject to adequate supply and demand on exchange Subject to issuer credit risk Limited or no recourse to actual portfolio of securities or assets The above table is for illustration purposes only. It serves as a general summary and is not exhaustive. It does not apply to every single product. Page 17

iPath Exchange Traded Notes Barclays

Commodity Exchange Traded Products Across Providers Total Principal Amount Outstanding Number products Number of products Source: Bloomberg, 12/31/2004– 03/30/2012. Page 18

iPath Exchange Traded Notes Barclays

iPath Commodity ETNs: A Modular Suite ? ETNs Tracking traditional index ? Pure Beta Suite ? iPath Commodity ETNs are linked to indices reflecting returns potentially available from an investment in futures contracts on the specified physical commodities. Please see the applicable prospectus for additional information. ? Page 19

iPath Exchange Traded Notes Barclays

iPath Commodity ETN Suite Index Exposure # of iPath ETNs Yearly Fee Futures Contract Exposure Roll Yield Delivers Spot Price Issuer Redemption Potential Advantages S&P GSCI Total Return 2 0.75% Front Month Yes No No Offers exposure to front month futures contracts Implement short-term view Dow Jones- UBS Suite 17 0.75% Front Month Yes No No Offers exposure to front month futures contracts Implement short-term view Barclays Pure Beta Suite 19 0.75%* One of the first 12 futures contracts along the futures curve based on allocation methodology Yes, but potentially reduced No Yes May mitigate roll yield and the effect of price distortions in front month futures contracts Track commodity prices more effectively by looking across at multiple points of the futures curve Barclays Seasonal Natural Gas 1 0.75%* December contract, rolls annually each October Yes, but potentially reduced No Yes May mitigate the impact of negative roll yield on natural gas futures (generally observed historically when natural gas futures are rolled monthly) * In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details. Page 20

iPath Exchange Traded Notes Barclays

Traditional Commodity Index Returns Commodity indices typically track the nearby commodity futures contract(s) and return performance can be broken down into Commodity Index Returns Price movement of the futures contract Roll yield1 Hypothetical collateral component (for total return indices)2 1. In the context of investment strategies in the futures markets, “roll yield” is commonly used to describe the returns that occur over and above the changes in the spot returns. 2. Total return indices typically include a US Treasury bill component intended to measure the collateralized returns accrued from holding and rolling futures contracts. Page 21

iPath Exchange Traded Notes Barclays

Commodity Index Roll Yield Roll yield is an important component of commodity index returns and will depend on the shape of the futures curve Backwardation Price Time to expiry Contango An expiring contract is sold and longer-term contract is purchased at a lower price May positively impact a long position in a futures contract An expiring contract is sold and a longer-term contract is purchased at a higher price May negatively impact a long position in a futures contract For illustrative purposes only. Each scenario above assumes that the price and shape of the futures curve remains constant and a long position in a futures contract is rolled. Page 22

iPath Exchange Traded Notes Barclays

Commodity Index Roll Yield A comparison of spot indices and excess return indices can demonstrate the impact that a positive or negative roll yield can have on a long position Roll yield is determined by the difference in the excess return and spot return indices for each individual commodity Average Annual Roll Yield Contribution to Individual Commodity Index Performance from 2001 to 2011 (Excess Return – Spot Return = Roll Yield)*1 1. Source: Bloomberg, 12/29/00–12/30/11. * Subindices used for individual commodity calculations are subindices of the S&P GSCI Excess Return and S&P GSCI Spot Indices. S&P GSCI Excess Return and S&P GSCI Spot Indices and DJUBSCISM Excess Return Index and DJUBSCISM Spot Index are used for overall index calculation. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index. Past performance is not indicative of future results. Page 23

iPath Exchange Traded Notes Barclays

“Front-end bias” Historically, the front end of the futures curve for a commodity Has held the highest number of outstanding contracts (i.e., the first or second futures contract) – A large amount of passive money tracks the benchmark indices (traditional commodity indices); potentially greater than $150B1 – Due to the transparency of index rules, the prices of certain commodities can be impacted during the roll period Has been the steepest part of the futures curve and therefore where roll yield is most significant – For contango markets, investing further out on the curve may allow investors to potentially mitigate the effect of negative roll yield Has been the most volatile part of the futures curve – The front end is the part of the curve that tends to be the most exposed to fundamental supply and demand shocks Open interest is defined as the total number of futures contracts outstanding in a particular commodity The chart depicts how a significant portion of outstanding open interest lies in the front of the curve, resulting from investments in the S&P GSCI, DJ-UBSCISM and other front month indices The average percentage of total outstanding open interest in the front end for all commodities in the S&P GSCI and DJ-UBSCISM is 31% 1. Source: Barclays, 4/26/11, OTC Products and Securities. 2. Source: Bloomberg. Data are as of 3/30/12. This chart is for illustrative purposes only. Past performance is not indicative of future performance. The chart assumes $150B in index AUM in OTC Products and Securities. Percentage in front month out of Total outstanding open interest Page 24

iPath Exchange Traded Notes Barclays

Investment Behavior in Commodity Markets Growth of Sophistication of Commodities Investors 100 120 ng, ($Bn) Passive long only index 40 60 80 mount Outstanding, Long strategies to mitigate roll yield and other objectives Long-short 0 20 200 2006 200 2008 2009 2010 2011 2012 Principal Am Barclays 2005 2007 Page 25 Source: Barclays. This chart is for illustrative purposes only and does not represent actual AUM in the respective strategies. Estimates of past AUM are not indicative of future growth in AUM.

iPath Exchange Traded Notes Barclays

Barclays Pure Beta Commodity Indices ? The Barclays Pure Beta Commodity Indices aim to capture a more holistic measure of the price of a commodity by considering multiple futures contracts, not just the nearby contract ? Combine information on the price and open interest of the contracts of a futures curve to seek to create a more accurate measure of a commodity’s economic value ? Broad, sector, sub-sector, and single commodity Pure Beta Indices available Liquidity pockets for WTI futures 100 SD/brl) 98 99 utures price (US Front month open interest: $22.4B 11th month 97 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 Tenor (months) WTI fu open interest: $16B Page 26 Source: Bloomberg, as of 12/30/11. For illustrative purposes only. Past performance is not indicative of future results.

iPath Exchange Traded Notes Barclays

Pure Beta Indices: Overview of Methodology Investment Process Definitions Front Year Average Price (FYAP): Constructed to measure the theoretical average price of the “front year” of futures contracts for a given commodity weighted by open interest Step 1 Calculate the Front Year Average Price (FYAP) for a Commodity interest. Average of settlement prices of the contracts in the upcoming 12 months weighted by their open interest. Tenor Index: Tracks the performance of Step 2 Calculate the Tracking Error of each Tenor Index to the FYAP Step 3 Filter Out Illiquid Tenor holding and rolling a series of futures contracts for that commodity. Comprised of the nearby contract or deferred contracts up to 11 months out. Liquiditiy Indices Step 4 Filter Out Dislocated Tenor Indices Liquidity screening: Any tenor index with outstanding open interest less than 7% of total open interest of the front year are excluded from the allocation Pure Beta Allocation Page 27

iPath Exchange Traded Notes Barclays

Pure Beta Indices: Detailed Methodology Front Year Average Price (FYAP) An open interest average with Determine the Tenor Indices that are the best proxies for the front year average price by measuring the tracking Step 1: Calculate the Front Year Average Price (FYAP) for a Commodity Step 2: Calculate the Tracking Error of each Tenor Index to the FYAP – interest-weighted price of contracts expiries in the next 12 months – Designed to be a more reflective measure of the true economic value of a given commodity than the front month price error of each index to the front year average price Tracking error is the standard deviation of the past 3 months of differences between the daily returns of the front year average price and a Tenor Index % Total 5% 6% 7% Open Interest Tracking Error to FYAP of Open Interest Price Contract 1 348,022 37.7% 77.28 Contract 2 102,819 11.1% 78.66 Contract 3 90,525 9.8% 79.84 C t t4 28 414 3 1% 80 74 YAP 1% 2% 3% 4% Contract 4 28,414 3.1% 80.74 Contract 5 24,735 2.7% 81.52 Contract 6 107,030 11.6% 82.24 Contract 7 27,728 3.0% 82.85 Contract 8 13,753 1.5% 83.36 Tracking Error to F 0% 1 2 3 4 5 6 7 8 9 10 11 12 Contract 9 26,196 2.8% 83.86 Contract 10 15,506 1.7% 84.37 Contract 11 15,823 1.7% 84.91 Contract 12 123,804 13.4% 85.46 Front Year Average 80.27 Tenor Index T Page 28 The table and chart above are hypothetical and for illustrative purposes only. They should not be viewed as an indication or prediction of future results.

iPath Exchange Traded Notes Barclays

Pure Beta Indices: Detailed Methodology Tenor Indices with a percentage of total open interest of less than % Identify Tenor Indices that appear to be experiencing l fl Step 3: Filter Out Illiquid Tenor Indices Step 4: Filter Out Dislocated Tenor Indices gy 7% are removed to avoid an allocation to a less liquid contract Percentage open interest for a Tenor Index is the open interest of the Tenor Index’s contract divided by the commodity’s front year total open interest on any particular day unusual flows Assume that under “normal” conditions, the volatility of a Tenor Index decreases with its maturity Seek to avoid Tenor Indices that violate this downward sloping volatility rule Tenor % 45% 50% Dislocation Downward sloping volatility profile Curve Dislocation Index Open Interest of Total Open Interest Eligible? 1 92,462 16.8% ? 2 62,238 11.3% ? 3 41,772 7.6% ? 35% 40% Volatility 4 63,324 11.5% ? 5 23,670 4.3% ? 6 58,819 10.7% ? 7 63,250 11.5% ? 8 53,107 9.7% ? 25% 30% 1 2 3 4 5 6 7 8 9 10 11 12 Tenor Index , 9 41,954 7.6% ? 10 17,790 3.2% ? 11 17,200 3.1% ? 12 14,368 2.6% ? Page 29 The table and chart above are hypothetical and for illustrative purposes only. They should not be viewed as an indication or prediction of future results.

iPath Exchange Traded Notes Barclays

Pure Beta Indices: Detailed Methodology The Pure Beta methodology allocates to a contract along the futures curve that has the lowest tracking error to the Front Year Average Price, subject to liquidity and curve dislocation filters 6% 7% 8% YA Tracking Error to FYAP* 3% 4% 5% cking Error to F 0% 1% 2% 1 2 3 4 5 6 7 8 9 10 11 12 T Id Trac Pure Beta Allocation Filter Out Illiquid Tenors Filter Out Dislocated Tenors ? Tenor Index * Stylized example for illustrative purposes only. Page 30

iPath Exchange Traded Notes Barclays

iPath Commodity ETNs Common Uses Diversification Potential inflation protection Key Features Access to broad, sector, and single commodities futures indices Listed on NYSE Arca Stock exchange iPath Pure Beta ETNs only: – Potential to mitigate roll yield and the effects of futures contract price distortions – Employs liquidity filter to try to avoid illiquid futures contracts Diversification may not protect against market risk. Page 31

iPath Exchange Traded Notes Barclays

Disclosure Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date date Additionally and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity. Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events. Concentration Risk: Because certain ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, such ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments. Page 32

iPath Exchange Traded Notes Barclays

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities. The Barclays Natural Gas Seasonal TR Index Contains a Futures Contract that Rolls on an Annual Basis: This index maintains its position in Natural Gas futures by rolling into a new Natural Gas contract with a December expiration on an annual basis. Accordingly, ETNs linked to this index are less exposed to short-term factors and if there are short-term gains in the price of Natural Gas or Natural Gas futures, the index and the value of such ETNs may not benefit from such developments. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing q y y , q y g of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Page 33

iPath Exchange Traded Notes Barclays

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly. “S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance. Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC. © 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

iPath Exchange Traded Notes Barclays

Thank you For more information, visit www.iPathETN.com Prospectuses Info Sheets Frequently Asked Questions 1-877-764-7284